Exhibit 99.2

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

                                    NYSE: CSV

              1900 St. James Place o 4th Floor o Houston, TX 77056
       Phone: 713-332-8400 o Fax: 713-332-8401 o www.carriageservices.com
--------------------------------------------------------------------------------

KEY INVESTMENT POINTS

o Carriage's successful "Fresh Start Program" is largely complete, but operating results related to its various Fresh Start initiatives are expected to continue to improve gradually over time.

o After a period of rapid growth through acquisitions, Carriage Services has stabilized and improved its operations and financial position. Future results will be driven by its culture of service and leadership excellence toward the goal of building a lasting enterprise.

o CSV's ability to generate free cash flow and reduce debt offers the unique investment characteristics of an LBO structure. Under multiple scenarios, presented herein, CSV could offer a 14% to 27% five-year IRR based upon current valuation using assumptions believed to be reasonable by management.

o The Long-Term Base Case scenario presented herein is based only on organic growth assumptions and does not consider any incremental growth via selective acquisitions, market share gains, etc.

SHARE STATISTICS

Price (June 6, 2003)                                                      $3.47
52 Wk. High/Low                                                     $4.65/$2.90
Shares Out. (In Mill.)                                                     17.4
Equity Market Cap. (In Mill.)                                             $60.4
Enterprise Value                                                         $298.7
Enterprise Value/EBITDA*                                                    7.6
Price/2003(E) EPS Multiple                                                  9.1
Book Value Per Share                                                      $5.79
Total Debt/EBITDA*                                                         3.75
Total Debt/Capitalization                                                  43.7%

LONG-TERM BASE CASE ESTIMATES

5-Yr. Compound  Annual Revenue Growth                                       1.5%
5-Yr. Compound Annual EBITDA Growth                                         1.0%
5-Yr. Compound Annual EPS Growth                                            7.6%
5-Yr. Compound Annual Free Cash Flow Growth                                 2.6%
5-Yr. Compound  Annual  Pre-Tax  Free Cash Flow Growth                     13.3%
5-Yr. Compound Annual Reduction in Debt                                   -11.9%

Balance sheet data as of March 31, 2003
* Trailing four quarters.
--------------------------------------------------------------------------------
MISSION STATEMENT: We are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry.

GUIDING PRINCIPLES: Honesty, integrity and quality in all that we do. Hard work, pride of accomplishment and shared success through employee ownership. Belief in the power of people through individual initiative and teamwork. Outstanding service and profitability go hand-in-hand. Growth of the Company is driven by decentralization and partnership.

SUMMARY

Founded in 1991 with an IPO in 1996, Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care company. Carriage Services' shares trade on the New York Stock Exchange under the symbol CSV. As of March 31, 2003, Carriage operated 143 funeral homes and 30 cemeteries in 29 states. Carriage's business can be characterized as one of relative stability, reflected by predictable revenue and cash flow, with incremental growth opportunities via selective acquisitions.

With its success in the implementation and execution of Carriage's "Fresh Start Program", the Company has stabilized and improved its operations and financial position. Management is focused on continually improving the customer funeral experience, upgrading operational leadership, increasing market share, operating margins, free cash flow, and reducing debt. Carriage believes the improvement in its operations and capital structure positions the Company well for the future.

While Carriage Services has succeeded in improving operations and the quality and depth of its management, increasing free cash flow and substantially decreasing debt levels, the Company believes the current equity valuation does not accurately reflect these achievements and offers a unique investment opportunity. As discussed later in this report, Carriage believes its current capital structure coupled with its strong cash flow profile, will enable the Company to continue to meaningfully pay down debt, offering investors the unique investment characteristics of an LBO (leveraged buy out) structure, without the often high promotional fees because CSV shares are publicly traded. Assuming stable to modest growth in revenue and EBITDA, modest growth in free cash flow, selective asset dispositions, and continued reduction in debt, Carriage believes such a scenario could offer investors an 14% to 27% five year IRR (internal rate of return), assuming a narrow range of enterprise value-to-EBITDA multiples over the same period.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 1
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Noteworthy New or Updated Information in This Company & Investment Profile Versus the Previous Edition:

o  "Historical Earnings & Operating Data" table .......................  Page 6

o  Updated and revised "Long-Term Base Case Scenario" table ...........  Page 7

o  Updated and revised "Base Case Enterprise Valuation
     "LBO" Structure" .................................................  Page 8

o  "Carriage Services Financial Outlook & Recent Results" .............  Page 11

o  U.S. map of Carriage's funeral home and cemetery locations .........  Page 14

o  Carriage Services "Operating Strategy" discussion ..................  Page 15

o  "Management Bios" ..................................................  Page 17

o  "Board of Directors & Corporate Governance" ........................  Page 17

o  Income Statement ...................................................  Page 20

o  Balance Sheet ......................................................  Page 21

o  Cash Flow Statement ................................................  Page 22

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 2
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

--------------------------------------------------------------------------------
* This report is being  published by Carriage  Services in  continuation  of the
Company's stated goal to provide more disclosure and transparency to the investment community regarding Carriage's operations, goals, industry dynamics and conditions. Given structural and regulatory changes impacting the brokerage industry, challenging capital market conditions, and reduced sell side analyst coverage of Carriage Services, it is the Company's intent to take greater responsibility and a more proactive role in communicating with investors.
--------------------------------------------------------------------------------

SUCCESSFUL FRESH START PROGRAM LARGELY COMPLETE

In response to its leveraged balance sheet resulting from its past active acquisition program, deteriorating operating results, and a challenging operating environment, Carriage implemented its multi-faceted Fresh Start Program in the fourth quarter of 2000. The five Fresh Start goals Carriage set out to achieve were:

1.    Restore credibility to its operating and consolidation model;
2.    Increase and better align its earnings and free cash flow;
3.    Restore market value credibility to its balance sheet;
4.    Reduce debt; and
5.    Re-access the capital markets.

The program began with a review of the funeral home and cemetery portfolios, operating strategies, organizational structure, and financial covenants under Carriage's credit agreements. The key elements required to achieve the five Fresh Start goals are as follows:

o Downsize its corporate organization
o Strengthen its corporate and operating leadership
o Change its preneed funeral marketing strategy
o Stratify its funeral home portfolio
o Improve or dispose of under performing businesses
o Adjust the carrying value of remaining assets
o Modify debt covenants

Carriage is pleased to report that it has met three of its five Fresh Start goals, and is now positioned to re-access the bank credit market during 2003. However, with its common shares currently valued at 60% of book value, it no longer achieves the goal of restoring market value credibility to its balance sheet. Carriage is committed to continue operating a lean corporate organization, strengthening its corporate and local business leadership, and improving or selling underperforming businesses. Carriage's progress in achieving each of the five Fresh Start goals, together with their continued relevance to future results, is as follows:

1. Restore credibility to its operating and consolidation model - Carriage is committed to becoming the best, not the biggest, company in its industry. This commitment is driven by a strong culture of service and leadership excellence whose goal is to build a lasting enterprise. As a result, Carriage has raised performance standards and increased accountability for all employees throughout the organization. In Carriage's view, the benefit of integrating acquired businesses is to introduce its innovative service and sales strategies to provide the highest quality funeral experience to client families and to introduce its operating model to improve long-term performance. Carriage continues to invest heavily in employee training in order to enable its field operations to better serve families, especially training on personalization of the funeral ritual to create a unique and emotional experience. The result of successful execution of its service and sales strategies will be to increase customer satisfaction, revenue per experience, and market share. Carriage has experienced some deterioration in market share in a small minority of its businesses and is diligently working to remedy market share losses. Nevertheless, Carriage's portfolio of businesses is stable, and future performance is relatively visible and predictable.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 3
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

2. Increase and better align earnings and free cash flow - Since implementing Fresh Start, Carriage has implemented more disciplined controls over its capital expenditures and shifted its preneed funeral marketing strategy from a national to a local focus. These two factors have been the key drivers to better align earnings and free cash flow. In conjunction with the operating model described above, Carriage believes it will continue to improve and maintain the alignment of earnings and free cash flow. In 2002 Carriage reported net income of $7.7 million (before special items) and free cash flow of $12.9 million, greatly improved versus 2000 net income of $1 million (before special charges and other items) and free cash flow of $6.4 million. The free cash flow for 2001 was positively impacted by tax refunds totaling $4.5 million and out of period trust fund withdrawals totaling $4.1 million. Free cash flow for years beginning in 2004 includes the assumption that the Company will have utilized its tax loss carryforwards and will begin paying Federal income taxes.

3. Restore market value credibility to its balance sheet - The large non-cash charges Carriage incurred in 2000 to initiate its Fresh Start Program substantially reduced the Company's book value per share, which was $5.79 as of March 31, 2003. As Carriage executes its operating model and successfully improves long-term profitability, Carriage will continue to increase book value per share. Based on its Base Case scenario and implied share prices presented herein, Carriage believes it will achieve alignment of its book value and market value per share during the next three- to five-years.

4. Reduce debt - Since Fresh Start was initiated on November 8, 2000, Carriage has reduced its debt and contingent obligations from previous acquisitions by $56.8 million, or 28%, from $205 million to $148.2 million at March 31, 2003. The Long Term Base Case Scenario, as shown in the chart, reflects further debt reduction in the future, from $148.2 million at March 31, 2003 to $79.1 million at December 31, 2007.

5. Re-access the capital markets - As of March 31, 2003, Carriage only had $32.0 million (including $1.2 million in letters of credit) drawn on its $75 million bank revolving credit facility, which matures in June 2004. Carriage expects to replace its current facility with a new facility by the end of 2003 which would be smaller than the existing facility but large enough to handle the Company's requirements, including the $22.5 million maturity in July 2004 of the Company's Series A Senior Notes. The remaining $75 million balance matures July 2006 and July 2008 in the


 [The following tables were represented as bar charts in the printed material.]

                                   Net Income
                                  (in Millions)
--------------------------------------------------------------------------------
-----
Fresh
Start
-----
2000       2001      2002      2003E      2004E      2005E      2006E      2007E

$1.0       $9.0      $7.7      $6.8       $7.4       $8.5       $9.8       $11.2
--------------------------------------------------------------------------------
Before special charges and other items.
All periods reflect the adoption of SAB 101.

                                 Free Cash Flow
                                  (in Millions)
--------------------------------------------------------------------------------
-----
Fresh
Start
-----
2000       2001      2002      2003E      2004E      2005E      2006E      2007E

$6.4      $22.7     $12.9      $11.7      $8.9       $10.9      $13.1      $14.7
--------------------------------------------------------------------------------

                           Substantial Debt Reduction
                                  (in Millions)
--------------------------------------------------------------------------------

11/8/00    2001      2002      2003E      2004E      2005E      2006E      2007E

 $265      $163      $149      $128       $118       $107        $84        $79
--------------------------------------------------------------------------------
* Includes contingent acquisition obligations.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 4
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

      amounts of $53 million and $22 million, respectively, and carries an approximate weighted average rate of 8%. Combined with the 7% rate on its $90 million of mandatory redeemable preferred securities maturing in 2029, the cost and maturities of Carriage's capital structure is favorable, enabling the financial improvement related to Carriage's free cash flow generation and debt reduction to benefit common shareholders.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 5
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Carriage Services, Inc.
Historical Earnings & Operating Data
(In Thousands, Except Per Share Data)

                                                         2001      Mar-02      Jun-02      Sep-02      Dec-02      2002      Mar-03
                                                       -------     ------------------------------------------------------    ------
Revenues:
Funeral                                                124,284     32,707      28,832      27,521      30,239     119,299    30,354
Cemetery                                                38,209      8,215       9,018       8,601       9,043      34,877     8,352
                                                       -------     ------------------------------------------------------    ------
  Total Revenues                                       162,493     40,922      37,850      36,122      39,282     154,176    38,706

Gross Profit:
Funeral                                                 31,470     11,683       7,288       7,170       8,234      34,374     8,632
Cemetery                                                 8,825      1,701       2,400       2,070       2,542       8,714     2,468
                                                       -------     ------------------------------------------------------    ------
  Total Gross Profit                                    40,295     13,384       9,688       9,240      10,776      43,088    11,100

Selling, General & Admin. Expense                        8,698      2,506       2,328       3,615       2,392      10,841     2,612
Special & Other Charges                                      0          0           0           0         335         335       588
                                                       -------     ------------------------------------------------------    ------
Operating Income                                        31,597     10,878       7,360       5,625       8,049      31,912     7,900

Interest Expense, Net                                  (13,579)    (3,124)     (3,247)     (3,105)     (3,577)    (13,053)   (2,936)
Financing Costs of Preferred Securities                 (6,765)    (1,674)     (1,674)     (1,675)     (1,674)     (6,697)   (1,674)
                                                       -------     ------------------------------------------------------    ------
Income Before Income Taxes                              11,253      6,080       2,439         845       2,798      12,162     3,290

Provision (Benefit) for Income Taxes                     2,251    (10,480)        962         325       1,077      (8,116)    1,234
                                                       -------     ------------------------------------------------------    ------
Net Income                                               9,002     16,560       1,477         520       1,721      20,278     2,056

Special Charges & Other Items                                0    (12,800)          0           0         206     (12,594)      368
                                                       -------     ------------------------------------------------------    ------
Net Income Before Special Charges & Other Items          9,002      3,760       1,477         520       1,927       7,684     2,424

Basic EPS                                                $0.54      $0.98      $0.09        $0.03       $0.10       $1.20     $0.12
                                                       -------     ------------------------------------------------------    ------
Diluted EPS                                              $0.51      $0.95      $0.08        $0.03       $0.10       $1.16     $0.12
Diluted EPS Excluding Special Charges & Other Items      $0.51      $0.22      $0.08        $0.03       $0.11       $0.44     $0.14
                                                       -------     ------------------------------------------------------    ------
Weighted Average Shares Outstanding:
  Basic                                                 16,696     16,894      16,942      16,978      17,073      16,973    17,320
  Diluted                                               17,492     17,429      17,458      17,367      17,450      17,433    17,714

Margin Analysis                                          2001      Mar-02      Jun-02      Sep-02      Dec-02      2002      Mar-03
                                                       -------     ------------------------------------------------------    ------
Revenues:
Funeral                                                   76.5%      79.9%       76.2%       76.2%       77.0%       77.4%     78.4%
Cemetery                                                  23.5%      20.1%       23.8%       23.8%       23.0%       22.6%     21.6%
                                                       -------     ------------------------------------------------------    ------
  Total Revenues                                         100.0%     100.0%      100.0%      100.0%      100.0%      100.0%    100.0%

Gross Profit:

Funeral                                                   25.3%      35.7%       25.3%       26.1%       27.2%       28.8%     28.4%
Cemetery                                                  23.1%      20.7%       26.6%       24.1%       28.1%       25.0%     29.5%
                                                       -------     ------------------------------------------------------    ------
  Total Gross Profit                                      24.8%      32.7%       25.6%       25.6%       27.4%       27.9%     28.7%

Selling, General & Admin. Expense                          5.4%       6.1%        6.2%       10.0%        6.1%        7.0%      6.7%
Special & Other Charges                                    0.0%       0.0%        0.0%        0.0%        0.9%        0.2%      1.5%
                                                       -------     ------------------------------------------------------    ------
Operating Income                                          19.4%      26.6%       19.4%       15.6%       20.5%       20.7%     20.4%

Interest Expense, Net                                     -8.4%      -7.6%       -8.6%       -8.6%       -9.1%       -8.5%     -7.6%
Financing Costs of Preferred Securities                   -4.2%      -4.1%       -4.4%       -4.6%       -4.3%       -4.3%     -4.3%
                                                       -------     ------------------------------------------------------    ------
Income Before Income Taxes                                 6.9%      14.9%        6.4%        2.3%        7.1%        7.9%      8.5%

Provision (Benefit) for Income Taxes                       1.4%     -25.6%        2.5%        0.9%        2.7%       -5.3%      3.2%
                                                       -------     ------------------------------------------------------    ------
Net Income                                                 5.5%      40.5%        3.9%        1.4%        4.4%       13.2%      5.3%

Special Charges & Other Items                              0.0%     -31.3%        0.0%        0.0%        0.5%       -8.2%      1.0%
                                                       -------     ------------------------------------------------------    ------
Net Income Before Special Charges & Other Items            5.5%       9.2%        3.9%        1.4%        4.9%        5.0%      6.3%

------------------------------------------------------------------------------------------------------------------------------------
Year-Over-Year Percentage Change
Funeral Revenues                                          -2.3%      -6.2%       -7.4%       -2.6%        0.8%       -4.0%     -7.2%
Cemetery Revenues                                          8.1%      -8.5%       -8.7%       -8.6%       -9.1%       -8.7%      1.7%
Total Revenues                                            -0.1%      -6.7%       -7.7%       -4.1%       -1.6%       -5.1%     -5.4%
Selling, General & Admin. Expense                        -15.2%      22.2%        6.8%       46.2%       19.8%       24.6%      4.2%
Operating Income                                        -139.3%       7.8%       -2.9%       -2.5%       -1.3%        1.0%    -27.4%
Income Before Income Taxes                              -111.1%      28.1%       -8.2%       24.5%      -11.8%        8.1%    -45.9%
Net Income Before Special Charges & Other Items         -106.8%      -0.5%      -30.1%       -3.7%      -24.0%      -14.6%    -35.5%
Diluted EPS Excluding Special Charges & Other Items     -108.9%      -0.8%      -29.3%       -1.0%      -23.1%      -14.4%    -36.6%
------------------------------------------------------------------------------------------------------------------------------------

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 6
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

CSV: A UNIQUE INVESTMENT OPPORTUNITY

Carriage Services has stabilized, improved operational and financial performance, and reduced debt. With the implementation and demonstrated success of its Fresh Start Program, Carriage Services has turned the corner and is repositioning for future growth. Carriage's improved operations has enabled the Company to generate meaningful amounts of free cash flow, which, coupled with dispositions, and tax savings, has allowed it to substantially pay down debt without using external financing sources. Based on Carriage's current equity valuation and, relative to its peers, Carriage does not believe the equity market has truly recognized its accomplishments, nor the opportunities Carriage has for the future.

Carriage believes its current capital structure, coupled with the ability to generate free cash flow supplemented with cash from dispositions, enables it to meaningfully pay down debt, offering investors the unique investment characteristics of a LBO structure, without the often high promotional fees because CSV shares are publicly traded. We examine several possible Enterprise Value-to-EBITDA multiple scenarios that yield an implied five-year IRR (internal rate of return) range of 14% to 27%. We provide these three scenarios to give investors the opportunity to consider a range of possible outcomes. Scenario #1 assumes that Carriage's Enterprise Value-to-EBITDA Multiple declines by one multiple point over the next five years. Scenario #2 assumes that Carriage's Enterprise Value-to-EBITDA multiple remains flat over the next five years and Scenario #3 assumes that Carriage's Enterprise Value-to-EBITDA multiple gradually increases by one multiple point over the next five years.

Carriage stresses that this scenario analysis is only one possible outcome within a range of possible outcomes. While Carriage believes it is using reasonable assumptions to model operating results, cash flow, and the possible effect on Carriage's per share price, there can be no assurance that actual results and Carriage's share price would be consistent with these scenarios. Subsequent management decisions and other factors (including those discussed under "Cautionary Statements") may materially alter those assumptions and the effect on actual results. The Long-Term Base Case Scenario is based on nominal organic growth expectations, adjusted for divestitures, no growth in same store funeral call volumes between 2003 and 2007, and modest increases in average revenue per funeral. Further, this scenario does not reflect Carriage's financial flexibility, which allows for alternative uses for free cash flow, such as acquisitions, stock repurchases, or selective expansion of its existing portfolio of businesses.

----------------------------------------------------------------------------------------------------------------------------
Long-Term Base Case Scenario
(Revised as of May 12, 2003)
(In Millions $, Except Per Share Data)

                                         Actual                                                                        5-Yr.
                                        12/31/02      12/31/03    12/31/04    12/31/05     12/31/06     12/31/07       CAGR
                                        --------      --------    --------    --------     --------     --------       -----
Revenue                                  154.2         151.3       154.9        158.7        162.5        166.5        1.5%
Income Before Taxes                       12.2          10.3        12.0         13.8         15.9         18.0        8.1%
Interest                                  19.8          18.1        16.4         15.6         14.6         13.5       -7.4%
Depreciation & Amortization               10.5          11.6        12.0         12.4         12.7         13.1        4.5%
                                         -----         -----       -----        -----        -----        -----       ----
EBITDA                                    42.5          40.0        40.4         41.8         43.2         44.6        1.0%
EPS, Diluted                              0.43          0.38(1)     0.41         0.47         0.54         0.62        7.6%
Cashflow from Operations                  18.9          17.3        15.4         16.9         18.6         20.2        1.3%
Less Capital Expenditures                  6.0           5.6         6.5          6.0          5.5          5.5       -1.7%
                                         -----         -----       -----        -----        -----        -----       ----
Free Cash Flow                            12.9          11.7         8.9         10.9         13.1         14.7        2.6%
Net Cash Tax (Refunds) Payments           (1.6)          0.2         4.0          4.7          5.5          6.4        NM
                                         -----         -----       -----        -----        -----        -----       ----
Pre-Tax Free Cash Flow                    11.3          11.9        12.9         15.6         18.6         21.1       13.3%
Diluted Shares Out.                       17.5          17.9        18.0         18.1         18.2         18.3        1.0%
Divestitures & Other                      (4.5)          9.9         0.2          0.2          0.2          0.2        NM
Total Debt                               149.1         127.5       118.4        107.3         94.0         79.1      -11.9%
Total Debt / EBITDA                        3.5           3.2         2.9          2.6          2.2          1.8      -12.8%
Debt / Total Capitalization               44.2%         39.5%       36.8%        33.6%        29.7%        25.3%     -10.6%
----------------------------------------------------------------------------------------------------------------------------
(1) Excludes the effect of $0.02 charge recorded in 1st quarter 2003.                             NM = Not meaningful

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 7
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

In this scenario, we assume that revenues grow at a 1.5% compound annual growth rate (CAGR) over the next five years and assume that EBITDA grows at a 1.0% CAGR over the same period. The Company estimates it could grow free cash flow at a 2.6% CAGR, which could allow it to reduce debt from $149.1 million at the end of 2002 to $79.1 million at the end of 2007, an 11.9% five-year compound annual reduction in debt. The Company estimates that over one-half of the 7.6% CAGR in EPS would result from interest savings related to debt reduction. The key elements driving the substantial debt reduction over the five-year period are gradual field level operating margin improvement, selective dispositions of underperforming assets and cash tax savings in 2003. Due to the utilization of the Company's net tax loss carry forward, Carriage does not expect to pay taxes until 2004. Notwithstanding the assumptions regarding cash taxes, assumed operating leverage and debt reduction could generate attractive IRR results throughout the five-year period.

BASE CASE ENTERPRISE VALUATION "LBO" STRUCTURE

We use the financial assumptions in the Long-Term Base Case Scenario as the foundation for the Base Case Enterprise Valuation analysis scenario. We assume that CSV shares trade for $3.47 per share with a total equity market value of roughly $60.4 million, which, when combined with its debt and preferred stock (par value), yields an enterprise value of approximately $298.7 million.

--------------------------------------------------------------------------------
Long-Term Base Case Scenario
(In Millions $, Except Multiples & Per Share Data)

SCENARIO #1: 1 Point Multiple Decrease

                                                    3/31/03      12/31/03      12/31/04      12/31/05      12/31/06      12/31/07
---------------------------------------------------------------------------------------------------------------------------------
Implied Enterprise Value (EV):
  Total Debt                                         148.2         127.5         118.4         107.3          94.0          79.1
  Preferred Securities                                90.2          90.2          90.2          90.2          90.2          90.2
  Implied Mkt. Value Equity                           60.4          76.8          80.8          93.5         107.9         123.4
                                                    ----------------------------------------------------------------------------
    Total                                            298.7         294.5         289.4         291.1         292.2         292.7
                                                    ============================================================================
EBITDA*                                               39.5          40.0          40.4          41.8          43.2          44.6

Diluted Shares Out                                    17.5          17.9          18.0          18.1          18.2          18.3
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
SCENARIO #1: 1 Point Multiple Decrease
---------------------------------------------------------------------------------------------------------------------------------

EV/EBITDA Multiple                                    7.6X           7.4X          7.2X          7.0X          6.8X          6.6X
Implied Stock Price                                  $3.47         $4.29         $4.49         $5.18         $5.95         $6.74
Annual % Increase                                                     24%            5%           15%           15%           13%
                                                                  |                                                               |
                                                                  |                                                               |
                                                                  |---------------------------------------------------------------|
                                                                                                  |
                                                                                                  |
---------------------------------------------------------------------------------------------------------------------------------
5 - Year Compound IRR                                                                            14%
---------------------------------------------------------------------------------------------------------------------------------
* Trailing four quarter EBITDA for "3/31/03".

Scenario #1: One Point Multiple Decrease - We assume that Carriage's Enterprise Value-to-EBITDA multiple declines by one multiple point over the next five years. Over that same period of time, Carriage's free cash flow generation and business dispositions in 2003 allows it to substantially reduce its debt levels, which, in turn, benefits CSV equity investors. Based on the assumption of a declining Enterprise Value-to-EBITDA multiple but a rising implied share price based on a per share debt reduction, the per share price increases from $3.47 currently to an implied share price of $6.74 at the end of 2007, a five-year IRR in CSV share price of approximately 14%. Over this same time frame, Carriage's absolute Enterprise Value-to- EBITDA multiple would decline by a full multiple point from 7.6X currently to 6.6X at the end of 2007.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 8
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

--------------------------------------------------------------------------------
Long-Term Base Case Scenario
(In Millions $, Except Multiples & Per Share Data)

SCENARIO #2: Flat Multiple

                                                3/31/03       12/31/03       12/31/04       12/31/05       12/31/06       12/31/07
----------------------------------------------------------------------------------------------------------------------------------
Implied Enterprise Value (EV):
  Total Debt                                     148.2          127.5          118.4          107.3           94.0           79.1
  Preferred Securities                            90.2           90.2           90.2           90.2           90.2           90.2
  Implied Mkt. Value Equity                       60.4           84.8           96.9          118.6          142.5          168.0
                                                 --------------------------------------------------------------------------------
    Total                                        298.7          302.5          305.6          316.1          326.7          337.3
                                                 ================================================================================
EBITDA*                                           39.5           40.0           40.4           41.8           43.2           44.6
Diluted Shares Out                                17.5           17.9           18.0           18.1           18.2           18.3
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
SCENARIO #2: Flat Multiple
----------------------------------------------------------------------------------------------------------------------------------

EV/EBITDA Multiple                                 7.6X           7.6X           7.6X           7.6X           7.6X           7.6X
Implied Stock Price                              $3.47          $4.74          $5.38          $6.57          $7.85          $9.18
Annual % Increase                                                  37%            14%            22%            19%            17%
                                                                  |                                                               |
                                                                  |                                                               |
                                                                  |---------------------------------------------------------------|
                                                                                                  |
                                                                                                  |
----------------------------------------------------------------------------------------------------------------------------------
5 - Year Compound IRR                                                                            21%
----------------------------------------------------------------------------------------------------------------------------------
* Trailing four quarter EBITDA for "3/31/03".

Scenario #2: Flat Multiple - We assume that Carriage's Enterprise Value-to-EBITDA multiple remains flat at 7.6X over the next five years. Though we assume the multiple remains flat, Carriage's estimated 1.0% CAGR in EBITDA and an estimated 11.9% CAGR in debt reduction due to approximately 2.6% anticipated compounded annual growth in free cash flow over the next five years implies an increase in share price from $3.47 currently to $9.18, a 21% five-year IRR.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                 Page 9
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Long-Term Base Case Scenario
(In Millions $, Except Multiples & Per Share Data)

SCENARIO #3: 1 Point Multiple Increase

                                               3/31/03        12/31/03       12/31/04      12/31/05       12/31/06        12/31/07
----------------------------------------------------------------------------------------------------------------------------------
Implied Enterprise Value (EV):
  Total Debt                                    148.2           127.5          118.4         107.3           94.0            79.1
  Preferred Securities                           90.2            90.2           90.2          90.2           90.2            90.2
  Implied Mkt. Value Equity                      60.4            92.8          113.1         143.7          177.1           212.6
    Total                                       298.7           310.5          321.7         341.2          361.3           381.9

EBITDA*                                          39.5            40.0           40.4          41.8           43.2            44.6

Diluted Shares Out.                              17.5            17.9           18.0          18.1           18.2            18.3

----------------------------------------------------------------------------------------------------------------------------------
SCENARIO #3: 1 Point Multiple Increase
----------------------------------------------------------------------------------------------------------------------------------

EV/EBITDA Multiple                                7.6X            7.8X           8.0X          8.2X           8.4X            8.6X
Implied Stock Price                             $3.47           $5.18          $6.28         $7.96          $9.76          $11.62
Annual % Increase                                                  49%            21%           27%            23%             19%
                                                                  |                                                               |
                                                                  |                                                               |
                                                                  |---------------------------------------------------------------|
                                                                                                  |
                                                                                                  |
----------------------------------------------------------------------------------------------------------------------------------
5 - Year Compound IRR                                                                            27%
----------------------------------------------------------------------------------------------------------------------------------
* Trailing four quarter EBITDA for "3/31/03".

Scenario #3: One Point Multiple Increase - We assume that Carriage's Enterprise Value-to-EBITDA multiple gradually increases over the next five years by one multiple point to 8.6X. This scenario implies an increase in share price from $3.47 currently to $11.62, a 27% five-year IRR.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 10
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

CARRIAGE SERVICES FINANCIAL OUTLOOK & RECENT RESULTS

Carriage Services reported 1Q03 financial results that were within the Company's guidance range previously released to the public.

Results for 1Q03 versus guidance were as follows:

o     Total revenue of $38.7 million versus guidance of $38 to $41 million.
o EBITDA of $10.5 million versus guidance of $10 to $12 million. EBITDA is comprised of pre-tax earnings of $3.3 million plus interest and depreciation and amortization expenses of $4.6 million and $2.6 million, respectively.
o Diluted EPS before special items of $0.14 versus guidance of $0.13 to $0.15. EPS after special items was $0.12.

In 1Q03, Carriage generated $2.1 million of free cash flow, consisting of cash flow provided by operations of $3.8 million, less capital expenditures of $1.7 million. Despite lower death rates in 1Q03 this cash flow enabled Carriage to reduce debt in the first quarter by $.9 million to $148.2 million. Special charges and other items totaling $588,000 before taxes were recorded in 1Q03, equal to a charge of $0.02 per diluted share, and consisted primarily of charges related to the early termination of a lease obligation. Carriage terminated the lease and purchased the underlying equipment.

Carriage's 2003 Financial Outlook takes into account the lower number of funeral calls preformed during the first quarter of 2003 relative to the Company's expectations and lower national death rates. Carriage assumes a same store decrease in call volume of 2.9% in 2003.

--------------------------------------------------------------------------------
Carriage Services Financial Outlook
* $ Estimates in Millions Except Per Share Data

                                                                   Full Year
                                                 2Q03                 2003
                                            -------------        -------------
Revenue                                         $36 - $39          $149 - $154

EBITDA                                           $8 - $10            $38 - $40

EPS (Before special charges)                $0.06 - $0.08        $0.35 - $0.40

FCF from Operations                                    NA             $8 - $12

Debt                                                   NA                <$130
--------------------------------------------------------------------------------

Funeral Operations - Key Financial & Operating Data Comparison vs. 1Q02

o     Funeral revenues were down 7.2% from $32.7 million, to $30.4 million.
o Same store funeral revenue decreased 7.0% from $32 million to $29.8 million
o     Same store funeral calls decreased 8.6%
o     Same store average revenue per call increased 1.6%, from $5,695 to $5,788
o     Funeral gross margin decreased from 35.7% to 28.4% of revenue
o     Carriage's cremation rate was 28.7% in 1Q03 versus 27.0% in 1Q02

Lower death rates in carriage's markets negatively impacted the Company's funeral operations. Carriage identified 12% of its businesses that experienced same store funeral call market share declines during 1Q03 versus 1Q02. These businesses represented approximately 15% of Carriage's total funeral revenue and field EBITDA for 1Q03 and approximately 55% of the total same store decline in Carriage's funeral operations. The Company does not believe that the entire decline in its impacted businesses is related to market share and in some cases Carriage believes any market share decline will be temporary.

Cemetery Operations - Key Financial & Operating Data Comparison vs. 1Q02

o     Cemetery revenues increased 1.7%, from $8.2 million to $8.4 million
o     Same store cemetery revenue increased 1.7%
o     Cemetery gross margin increased from 20.7% to 29.5% of revenue

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 11
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Total cemetery revenues were positively impacted by a $.3 million increase in preneed sales of internment sites compared to the prior year period. Financial revenues (trust earnings and finance charges on the installment contracts) declined $0.1 million versus the first quarter of last year. Cemetery costs and expenses declined 9.7% versus 1Q02 primarily due to lower bad debt expense due to changes in contract terms and improvements in receivable management practices. For the first time in Carriage's history, cemetery gross margin of 29.5% exceeded the Company's funeral gross margin of 28.4% in 1Q03.

COMPANY BACKGROUND

Founded in 1991 with an IPO in 1996, Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care Company. As of March 31, 2003, Carriage operated 143 funeral homes and 30 cemeteries in 29 states. Carriage provides a complete range of funeral and cremation services including planning and coordinating personalized funerals, conducting memorial services, performing cemetery interment services, and managing and maintaining cemetery properties. The Company also sells products and merchandise including caskets, urns, burial vaults, garments, cemetery interment rights, and monuments and markers. Carriage's business can be characterized as one of relative stability, recurring revenue and cash flow, with incremental growth opportunities via selective acquisitions.

Since the formation of Carriage Services in 1991, the Company has focused on distinguishing itself from its peers by operating a people development company that emphasizes:

1.    providing the highest level of personalized service to client families;
2.    comprehensive employee training;
3.    accountability to customers and each other; and
4. incentive compensation that shares the benefits of profitability with responsible employees.

The Death Care industry experienced a period of rapid growth through acquisition from 1996 through 1999, which took the industry's eye off the operating ball, Carriage included. At the crescendo of 1999, balance sheets were over leveraged, acquisition multiples revealed they were too high, and industry conditions became challenging. In response, Carriage and its public peers significantly curtailed their acquisition activity, focused on operations to improve cash flow, and began culling through their property portfolios to find non-core and/or under performing assets that could be sold to generate cash to reduce debt.

Thus, 2000 was a transitional year for Carriage Services as it developed and began implementing its two-year multi-element Fresh Start Program in the fourth quarter of 2000 to address its poor operating performance and a challenging operating environment. Due largely to the successful implementation and execution of Fresh Start, Carriage Services has recovered from a highly leveraged balance sheet and sub-par operating performance, resulting from the rapid consolidation period the Death Care industry experienced in 1996 through 1999.

Beginning with the implementation of the Fresh Start program and through March 31, 2003, the Company has sold 32 funeral homes, 12 cemeteries and 11 parcels of excess real estate for approximately $18 million of net proceeds. While these transactions taken together represent a decline of approximately 20% of the number of business locations, total revenues have only declined by approximately 5% and total gross profit has increased by 34%, when comparing 2000 operating results to 2002 operating results.

In addition to making operational and financial improvements as part of Fresh Start, Carriage reduced its corporate overhead and increased the quality of its leadership. Carriage has turned to new leadership at substantially all levels of the Company to focus on operations and to reposition Carriage for future growth. Carriage will continue to improve its organizational leadership and quality of personnel going forward.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 12
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

 [The following table was represented as a bar chart in the printed material.]

--------------------------------------------------------------------------------

                              Acquisition Spending

                                                  -----
                                                  Fresh
                                                  Start
                                                  -----
1995     1996      1997      1998       1999       2000*      2001*      2002*
----     ----      ----      ----       ----       -----      -----      -----

$12      $68       $118      $159       #44         $5         $0         $1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Carriage Services
Funeral Home & Cemetery Count

                                                Year Ending December 31,
                                               2000       2001       2002
                                               --------------------------
Beginning Funeral Homes                         182        172        148
Acquisitions or Openings                          1          2          2
Divestitures, Mergers or Closures                11         26          6
Ending Funeral Homes                            172        148        144

Beginning Cemeteries                             41         38         30
Acquisitions                                      1          0          0
Divestitures                                      4          8          0
Ending Cemeteries                                38         30         30
--------------------------------------------------------------------------------

OPERATIONS OVERVIEW

Carriage's local funeral home operations, cemetery operations, and preneed programs are managed by individuals with extensive death care experience. The local operators continue to have responsibility for day-to-day operations, but are required to follow centralized service and financial standards. This strategy allows each local business to maintain its unique style of operation and to capitalize on its reputation and heritage while Carriage maintains centralized supervisory controls and provides specialized services at the corporate level.

Carriage is committed to a strong information systems program and has all of its funeral homes connected to information systems to monitor and assess critical operating and financial data in order to analyze the performance of individual homes on a timely basis. Management is able to access customer transaction data and other operating information from its Houston support center to ensure the quality of operating performance and to implement any necessary corrective actions.

Funeral Home Operations

As of March 31, 2003, Carriage operated 143 funeral homes in 29 states. Funeral home revenues accounted for approximately 78% and 80% of total revenues for the first quarters ending 2003 and 2002, respectively. Carriage's funeral home operations are managed by a team of experienced death care industry professionals as well as selected region-level personnel with substantial experience in other service industries. These individuals were recruited from outside the industry bringing with them proven leadership and financial skills together with best operating practices that are relevant to the death care industry and have proven successful in other service industries.

Carriage's funeral homes offer a complete suite of services to meet families' funeral needs, including consultation, removal and preparation of remains, the sale of caskets and related funeral merchandise, the use of funeral homes for visitation and religious services, and transportation services. Most of Carriage's funeral homes have a non-denominational chapel on premises, which permits family visitation and religious services to take place on location, reducing inconvenience to the family.

Cemetery Operations

As of March 31, 2003, Carriage operated 30 cemeteries in 12 states. Cemetery revenue accounted for approximately 22% and 20% of total revenues for the quarters ending 2003 and 2002, respectively. Carriage's cemetery products and services include interment services, the rights to interment cemetery sites (including grave sites, mausoleum crypts and niches) and related cemetery merchandise such as memorials and vaults. Cemetery operations generate revenues through sales of

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 13
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

interment rights, memorials and installations, fees for interment and cremation services, finance charges from sales contracts, and investment income from preneed cemetery merchandise and perpetual care trusts.

                         [Graphic Map of U.S. Omitted]

Preneed Programs

In addition to the sales of funeral merchandise and services, cemetery interment rights and cemetery merchandise, and services at the time of need, Carriage also markets funeral and cemetery services and products on a preneed basis. Preneed funeral and cemetery contracts enable families to establish, in advance, the type of service to be performed, the products to be used and the costs for such products and services, in accordance with prices prevailing at the time the contract is signed, rather than when the products and services are delivered. Preneed contracts permit families to eliminate the emotional strain of making death care plans at the time of need and enable Carriage to establish a portion of its future market share. Proceeds of preneed funeral contracts are not recognized as revenue until the time the funeral service is performed.

Preneed funeral contracts are usually paid on an installment basis. The performance of preneed funeral contracts is usually secured by placing the funds collected in trust for the behalf of the customer or by the purchase of a life insurance policy, the proceeds of which will pay for the services at the time of need. Insurance policies, intended to fund preneed funeral contracts, cover the original contract price and generally include built-in escalation clauses designed to offset future inflationary cost increases. During the early part of 2000, Carriage shifted its focus from the sale of trust-funded contracts to the sale of insurance funded contracts. The shift towards insurance products has improved the Company's cash flow and reduced the costs associated with the administration of trust accounts.

In addition to preneed funeral contracts, we also offer "preplanned" funeral arrangements whereby the client determines in advance substantially all of the details of a funeral service without any financial commitment or other obligation on the part of the client until the actual time of need. Preplanned funeral arrangements permit a family to avoid the emotional strain of making death care plans at the time of need and enable a funeral home to establish relationships with a client that may eventually lead to an at-need sale.

Preneed cemetery sales are usually financed through interest bearing installment sales contracts, generally with terms of up to five years. Interest rates generally range from 9%-14%. Preneed sales of cemetery interment rights are recorded as revenue when 10% of the contract amount has been collected. Merchandise and services revenue is recorded when delivery has occurred. Costs related to cemetery preneed contracts and delivery of products and services is recorded concurrent with related revenue. Carriage always receives an initial payment at the time the contract is signed.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 14
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

OPERATING STRATEGY

While Carriage's strategies have changed since the Company has turned from a company focused on acquisitions to a company focused on operations, its mission to become the best funeral and cemetery organization in the industry has not. Carriage's operating strategies focus on increasing the cash flow and profitability of its properties significantly above the level that could have been achieved had their properties been operating as a stand alone, independent business. The key elements of Carriage's operating strategies include:

Personalized Service - Carriage believes that providing personalized service results in increased customer satisfaction, increased market share, more motivated employees, a higher average sales price per service and consistently higher levels of profitability. The Company has placed a great deal of emphasis upon recruiting new leaders and communicating to its employees the linkage between personalized service, customer satisfaction, market share increases and profitability throughout the organization.

Employee Training - Carriage has made a significant commitment of financial and human resources to a company-wide training effort. This training is designed to improve the leadership, management and communication skills among employees and to improve the execution of Carriage's "Cycle of Service" that includes providing personalized service that clients will value. In its training, Carriage emphasizes listening and communication skills in working towards the goal of uniquely memorializing the life of an individual. This long-term investment in its employees, we believe, will lead to increased market share, higher cash flow, and profitability.

Enhanced Systems - As mentioned, Carriage uses a computer system linked to all of its funeral homes that monitor and access critical operating and financial data in order to analyze the performance of individual locations on a timely basis and institute corrective action if necessary. Carriage uses the Internet as a medium to internally disseminate certain information to regional management and locations. The Company is investing part of its cash flow to implement a new cemetery system in 2003, which should improve its efficiency and effectiveness in the future.

High Standards of Performance - Carriage continuously establishes targets to emphasize and enhance customer service, operational, and financial performance. These standards are designed to identify management's expectations for high achievement in these three key performance areas and are communicated to employees through Carriage's extensive training programs and monitored by executive leadership. Carriage believes its investment in recruiting top quality regional and location leaders and managers will result in a higher performing and more profitable funeral portfolio in 2003 and beyond. The Company also expects local and regional cemetery leadership to achieve greater portfolio sales and profits.

Quality Review Management Systems - Carriage has developed quality based management systems that operate within its decentralized management structure. The systems involve quantifiable customer survey input in addition to operational and financial measures of performance. These systems are being implemented at the locations under the direction of Carriage's regional vice presidents and regional managers.

Incentive Compensation - Carriage has developed a compensation structure that is designed to create and maintain an ownership mentality to align overall compensation to the Company's performance objectives. Local management is awarded meaningful profit sharing cash bonuses or other rewards for achieving specified service, operational, and financial performance objectives. Carriage also has stock based programs for corporate personnel, which award stock or options to certain employees based upon their performance. As a result, most management personnel, whether field or corporate, and key employees have the opportunity to increase their compensation and personal net worth through performance aligned with increasing shareholder value.

Cost Savings & Operating Efficiencies - Carriage's larger size, versus local operators, allows favorable pricing an terms to be achieved from vendors through volume discounts on significant expenditures, such as caskets, urns, vaults, monuments, and markers. Further, certain financial, accounting, legal, administrative, and employee benefit functions are centralized to allow for more efficient and cost effective support operations.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 15
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

INDUSTRY OVERVIEW

The national death rate in the United States has grown at a compound annual rate of approximately 1% since 1980, with annual variation of 1%-2%. However death rates were down approximately 1% in 2001 and 2% in 2002, the first back-to-back decline since the mid 1970's. Year to date in 2003, death rates have continued to lag and it is unclear when death rates will return to a normalized level.

National government statistics are predicting an annual compounded rate of growth in the number of deaths of .75% through 2010, after which the rate of growth is expected to gradually increase due to the aging population. While the number of deaths typically varies from year to year, industry studies indicate that major medical advances in treating heart, cancer and other major diseases that cause death are resulting in an increase in the average age of the population. This trend is calling into question various death rate forecasts calling for an increase in the number of deaths each year.

The Death Care industry tends to experience some seasonal biases in the winter months due to increases in cold weather induced deaths, or occasionally in extreme heat conditions in the summer. Despite a period of unusual back to back decreases in death rates, the Death Care business can generally be characterized as one of relative stability, reliability, and a very low failure rate. Carriage views the long-term stability and reliability of the Death Care business, through good times and bad, as an attractive investment attribute, especially given today's uncertain economic and capital markets environment.

Despite a period of rapid consolidation of smaller, private funeral and cemetery businesses by the public Death Care companies in 1996 through 1999, the industry remains fragmented. Carriage estimates that there are approximately 22,000 funeral homes and 10,000 commercial cemeteries (as opposed to religious, family, fraternal, military, or municipal) in the United States, with private businesses comprising roughly 80% of the total. Carriage Services and the three other largest publicly traded domestic Death Care companies represented approximately 20% of the 2002 domestic Death Care industry revenues. Though Carriage and the rest of its public peers have significantly reduced or eliminated an active acquisition campaign, there remains the opportunity for consolidation of smaller, privately held businesses to supplement internal growth.

The aging of the large number of Baby Boomers over the next ten to twenty years could raise the national mortality rate slightly above its historic average, generating enhanced growth opportunities for the Death Care industry. However, a rising trend in cremations poses some risk for the Death Care industry to fully realize the benefit from the shift in the population to the +65 years of age category. It is estimated that cremations accounted for 10% of the U.S. burial market in 1980 and has grown to 28% in 2002. The cremation trend is expected to increase to 39% of the U.S. burial market in 2010. While cremation services and products are higher margin than traditional burial proceedings, they are typically less in absolute dollar terms. To mitigate this and to even capitalize on the growing cremation trend, Carriage has developed innovative, high quality funeral and memorializing services and additional products to increase its cremation revenue per funeral.

While it is by no means impossible to enter the Death Care industry, there are barriers to entry that have kept the number of funeral and cemetery businesses in the United States fairly constant. Since approximately 80% of the funeral and cemetery business remain privately held, these businesses are typically passed on and operated by the same family for generations. In most cases these businesses have developed a local heritage and tradition that act as a barrier to insurgents in a given market. These established local businesses often have a backlog of preneed, prefunded funerals or presold cemetery and mausoleum spaces, making it difficult for new entrants to gain entry into the marketplace. Additional barriers to entry include the difficulty of local zoning restrictions, increasing regulatory burdens, and scarcity of cemetery land in certain urban areas.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 16
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

MANAGEMENT BIOS

Melvin C. Payne, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996. Prior to then, he had been the President, Chief Executive Officer and a director of Carriage since its inception in 1991. Mr. Payne resumed the additional position of President in December 2000. Mr. Payne serves on the Board of Directors of Sovereign Business Forms, Inc., a private company in the business forms manufacturing industry.

Joseph Saporito has been Senior Vice President, Chief Financial Officer and Secretary of Carriage since September 2002. Mr. Saporito, a certified public accountant, has responsibility for the financial and administrative functions of Carriage. Prior to joining Carriage, he served as Division Head of the Commercial Audit Division of the Houston office of Arthur Andersen LLP, where he was a partner for 15 years.

Jay D. Dodds has been the Senior Vice President of Funeral Operations for Carriage since October 2000. Mr. Dodds joined Carriage in 1994 as an operations Vice President. He has over 20 years of professional funeral home and cemetery experience. Prior to joining Carriage, he was affiliated with Stewart Enterprises in its Southwest region, operating funeral homes and cemeteries for 13 years, most recently serving as Senior Vice President. Mr. Dodds is a member of the National Funeral Directors Association and serves on its Advocacy Committee.

James J. Benard has been Senior Vice President of Sales and Cemetery Operations for Carriage since November 2001. Mr. Benard joined Carriage in 1998 as a Regional Vice President of Sales. He has over 22 years of professional funeral home and cemetery experience. Prior to joining Carriage, he was affiliated with Service Corporation International in various roles for ten years. Mr. Benard is a member of the International Cemetery and Funeral Association.

George Klug has been Senior Vice President and Chief Information Officer since May of 2002. He joined Carriage in July of 2001 to align the technology functions with the company's business plan. Before joining Carriage, Mr. Klug served from 1997 to 2000 as Vice President of Information Technology at Allright Corporation, an owner operator of parking facilities both national and international. Prior to Allright, Mr. Klug served as Vice President of Information Technology for various retail companies including Oshmans, Sportstown, and Zaks. He also has a background in operations and accounting and has been in management positions for 30 years.

Mark Groeneman has been Senior Vice President of Human Resources since July 2001. He joined Carriage in January 2000 to formalize and develop Carriage's human resources functions. Before joining Carriage, Mr. Groeneman served from 1998 to 2000 as Vice President of Human Resources at Allright Corporation, an owner and operator of parking facilities across the country. Prior to Allright, Mr. Groeneman served as Vice President - Human Resources from 1994 to 1998 at Oshman's Sporting Goods, a nation-wide major retailer of sporting goods and apparel. Mr. Groeneman has over 22 years of human resources related experience in the retail, service and manufacturing industries.

BOARD OF DIRECTORS & CORPORATE GOVERNANCE

Carriage's Board of Directors consists of six members, of which four are independent. This board composition complies with Board provisions under the Sarbanes-Oxley Act.

Melvin C. Payne, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996. Prior to then, he had been the President, Chief Executive Officer and a director of Carriage since its inception in 1991. Mr. Payne resumed the additional position of President in December 2000. Mr. Payne serves on the Board of Directors of Sovereign Business Forms, Inc., a private company in the business forms manufacturing industry.

Joe R. Davis became a director of Carriage Services in May 2003. He has been the Chief Executive Officer and Chairman of the Board of Consolidated Graphics Inc. ("CGX") since he founded it in 1985. Mr. Davis serves on the Executive Committee of CGX's Board of Directors.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 17
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Vincent D. Foster became a director of Carriage in November 1999. Mr. Foster is a Senior Managing Director of Main Street Mezzanine Fund, LLC, a licensed small business investment corporation, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor firm), a private equity firm, from 1997 through 2002. Mr. Foster is a director of Quanta Services, Inc., and served as its nonexecutive Chairman of the Board of Directors from February 1998 through May 2002. Mr. Foster is also a director of U.S. Concrete, Inc. and serves as its nonexecutive Chairman of the Board. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States.

Greg M. Brudnicki became a director of Carriage in November 1997 when Forest Lawn/Evergreen Management Corp. merged with a subsidiary of Carriage. Mr. Brudnicki served as the President and Chief Executive Officer of Forest Lawn until the merger, when he became the Co-Manager of the Forest Lawn cemeteries and funeral homes operated by Carriage. Mr. Brudnicki served as Senior Vice President of Cemetery Operations from November 2000 until November 2001, whereupon Mr. Brudnicki resumed his previous role with our operations in Northwest Florida. Mr. Brudnicki serves as a director of Peoples 1st Community Bank, and as Chairman of the Florida Board of Funeral and Cemetery Services.

Stuart W. Stedman has been a director of Carriage since it went public in August 1996. For the past 18 years, Mr. Stedman has been President of Wesley West Interests, Inc., a management company responsible for various family holdings, including marketable securities, oil, gas and coal properties, ranch lands and urban real estate. Mr. Stedman also serves as a Manager and a member of the compensation committee of Strand Energy, L.L.C., a private exploration and production company.

Ronald A. Erickson has been a director of Carriage since it went public in August 1996. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of convenience stores and sporting goods stores. Mr. Erickson is also a director (and member of the board's compensation committee) of Andersen Corporation, a privately held manufacturer of windows and patio doors.

Audit Committee - Is comprised of Erickson, Foster, and Stedman, all independent board members.

Corporate Governance Committee - Is comprised of Erickson, Foster, and Stedman, all independent board members.

Compensation Committee - Is comprised of Foster, Stedman and Davis, all of whom are independent board members. The compensation committee is the body that reviews and approves the compensation of the senior officers of the Company.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 18
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

RECAP

Founded in 1991 with an IPO in 1996, Carriage Services is a leading provider of Death Care services and products in the United States and is the fourth largest publicly traded Death Care company. Carriage Services' shares trade on the New York Stock Exchange under the symbol CSV. As of March 31, 2003, Carriage operated 143 funeral homes and 30 cemeteries in 29 states. Carriage's business can be characterized as one of relative stability, reflected by predictable revenue and cash flow, with incremental growth opportunities via selective acquisitions.

With its success in the implementation and execution of Carriage's "Fresh Start Program", the Company has stabilized and improved its operations and financial position. Management is focused on continually improving the customer funeral experience, upgrading operational leadership, increasing market share, operating margins, free cash flow, and reducing debt. Carriage believes the improvement in its operations and capital structure positions the Company well for the future.

While Carriage Services has succeeded in improving operations and the quality and depth of its management, increasing free cash flow and substantially decreasing debt levels, the Company believes the current equity valuation does not accurately reflect these achievements and offers a unique investment opportunity. As discussed earlier in this report, Carriage believes its current capital structure coupled with its strong cash flow profile, will enable the Company to continue to meaningfully pay down debt, offering investors the unique investment characteristics of an LBO (leveraged buy out) structure, without the often high promotional fees because CSV shares are publicly traded. Assuming stable to modest growth in revenue and EBITDA, modest growth in free cash flow, selective asset dispositions, and continued reduction in debt, Carriage believes such a scenario could offer investors an 14% to 27% five year IRR (internal rate of return), assuming a narrow range of enterprise value-to-EBITDA multiples over the same period.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 19
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Carriage Services, Inc.
Consolidated Statement of Operations
(Unaudited & In Thousands, Except Per Share Data)

                                                        For the Three Months
                                                           Ended March 31,
                                                          2002        2003
                                                        --------    --------
Revenues, Net
  Funeral                                                32,707      30,354
  Cemetery                                                8,215       8,352
                                                         ------      ------
                                                         40,922      38,706
Costs & Expenses
  Funeral                                                21,024      21,722
  Cemetery                                                6,514       5,884
                                                         ------      ------
                                                         27,538      27,606
Gross Profit
  Funeral                                                11,683       8,632
  Cemetery                                                1,701       2,468
----------------------------------------------------------------------------
Gross Profit                                             13,384      11,100
----------------------------------------------------------------------------
Gross Profit Margin                                        32.7%       28.7%

General & Admin. Expenses                                 2,506       2,612
Special Charges & Other                                       0         588
                                                         ------      ------
  Operating Income                                       10,878       7,900

Interest Expense, Net                                     3,124       2,936
Financing Costs of Preferred Securities                   1,674       1,674
                                                         ------      ------
  Total Interest & Financing Costs                        4,798       4,610

Income Before Taxes                                       6,080       3,290
Provision (Benefit) for Income Taxes                    (10,480)      1,234
                                                         ------      ------
Net Income                                               16,560       2,056

----------------------------------------------------------------------------
Basic EPS                                                 $0.98       $0.12
----------------------------------------------------------------------------

Diluted EPS                                               $0.95       $0.12

Weighted Avg. Basic Shares Out.:                         16,894      17,320
Weighted Avg. Diluted Shares Out.:                       17,429      17,714

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 20
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Carriage Services, Inc.
Consolidated Balance Sheets
(In Thousands) Unaudited

                                                                                                   December 31,      March 31,
                                                                                                      2002             2003
                                                                                                   ------------      ---------
                                     ASSETS
Current Assets:
  Cash & Cash Equivalents                                                                              $2,702          $3,926
  Accounts Receivable --
    Trade, Net of Allowance for Doubtful Accounts                                                      14,640          13,871
                                                                                                     --------        --------
  Other                                                                                                   746             570
                                                                                                       15,386          14,441
  Inventories & Other Current Assets                                                                    8,777           8,504
                                                                                                     --------        --------
      Total Current Assets                                                                             26,865          26,871

Property, Plant & Equip. at Cost, Net of Accum. Dep                                                   113,967         114,047
Cemetery Property at Cost                                                                              64,570          64,458
Goodwill                                                                                              158,696         158,696
Deferred Charges & Other Non-Current Assets                                                            60,344          58,909
Preneed Funeral Contracts                                                                             235,347         236,582
Preneed Cemetery Merchandise & Service Trust Funds                                                     43,965          45,177
                                                                                                     --------        --------
  Total Assets                                                                                       $703,754        $704,740
                                                                                                     ========        ========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable & Accrued Liabilities                                                              $26,115         $23,291
  Current Portion of Long-Term Debt & Obligations Under Capital
    Leases                                                                                              2,348           2,280
                                                                                                     --------        --------
      Total Current Liabilities                                                                        28,463          25,571
                                                                                                     ========        ========
Deferred Cemetery Revenue & Preneed Liabilities                                                        96,794          97,856
Deferred Preneed Funeral Contracts Revenue                                                            243,067         244,298
Long-Term Debt, Net of Current Portion                                                                141,207         140,340
Obligations Under Capital Leases, Net of Current Portion                                                5,539           5,538
                                                                                                     --------        --------
      Total Liabilities                                                                               515,070         513,603

Minority Interest in Consolidated Subsidiary                                                              400             400
Carriage Services Capital Trust Redeemable Conv. Pref                                                  90,193          90,226
Stockholders' Equity:
  Common Stock                                                                                            171             174
  Contributed Capital                                                                                 185,100         186,118
  Retained Deficit                                                                                    (86,915)        (84,860)
  Deferred Compensation                                                                                  (854)
  Unrealized Loss on Interest Rate Swaps, Net of Tax Benefits                                            (265)            (67)
                                                                                                     --------        --------
      Total Stockholders' Equity                                                                       98,091         100,511

  Total Liabilities & Stockholders' Equity                                                           $703,754        $704,740
                                                                                                     ========        ========

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 21
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Carriage Services, Inc.
Consolidated Statement of Cash Flows
(Unaudited & In Thousands)

                                                                                                          For the Three Months
                                                                                                             Ended March 31,
                                                                                                           2002          2003
                                                                                                          -------       ------
Cash Flows from Operating Activities:
  Net Income                                                                                              $16,560       $2,056
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
  Depreciation & Amortization                                                                               2,595        2,685
  Provision for Losses on Accounts Receivable                                                                 972          144
  Deferred Income Taxes (Benefit)                                                                         (11,907)       1,233
  Other                                                                                                       (20)          96
Changes in Assets & Liabilities, Net of Effect from Acquisitions & Dispositions:
  (Increase) Decrease in Accounts Receivable                                                                  632        1,234
  (Increase) Decrease in Inventories & Other Current Assets                                                  (841)         277
  (Increase) in Deferred Charges & Other                                                                      (61)         (30)
  (Increase) in Preened Funeral & Cemetery Costs                                                             (864)        (988)
  (Increase) in Preneed Cemetery Trust Funds                                                               (1,075)      (1,158)
  (Decrease) in Accounts Payable & Accrued Liabilities                                                     (1,988)      (2,393)
  Income Tax (Payments) Refunds, Net                                                                          (49)          11
  Increase in Deferred Revenue & Preneed Liabilities                                                        1,504          626
                                                                                                          -------       ------
    Net Cash Provided by Operating Activities                                                               5,458        3,793

Cash Flows from Investing Activities:
  Net Proceeds from Sales of Businesses & Other Assets                                                        (43)           0
  Sale of Minority Interest In Subsidiary                                                                     200            0
  Acquisitions, Net of Cash Acquired                                                                       (1,040)           0
  Capital Expenditures                                                                                     (1,398)      (1,725)
                                                                                                          -------       ------
    Net Cash Provided by (Used In) Investing Activities                                                    (2,281)      (1,725)

Cash Flows from Financing Activities:
  Proceeds (Payments) Under Bank Line of Credit                                                             6,000        1,800
  Payments on Long-Term Debt & Capital Lease Obligations                                                   (3,628)      (2,736)
  Proceeds from Issuance of Common Stock                                                                      222           92
  Payments of Contingent Stock Price Guarantees                                                            (5,289)           0
                                                                                                          -------       ------
    Net Cash Used in Financing Activities                                                                  (2,695)        (844)

Net Decrease in Cash & Cash Equivalents                                                                       482        1,224
Cash & Cash Equivalents at Beginning of Period                                                              2,744        2,702
                                                                                                          -------       ------
Cash & Cash Equivalents at End of Period                                                                   $3,226       $3,926
                                                                                                          =======       ======

Supplemental Disclosure of Cash Flow Information:
  Cash Paid for Interest & Financing Costs                                                                 $6,811       $6,564
  Cash Paid for Income Taxes                                                                                 $156          $22

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 22
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Forward-Looking Statements

In addition to historical information, this Company & Investment Profile contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operation; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may", "will", "estimate", "intend", "believe", "expect", "project", "forecast", "plan", "anticipate" and other similar words. . Readers should carefully review the Cautionary Statements described in this and other documents we file from time to time with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Current Reports on Form 8-K filed by Carriage in the future.

Cautionary Statements

The Company cautions readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual consolidated results and could cause the Company's actual consolidated results in the future to differ materially from the goals and expectations expressed herein and in any other forward-looking statements made by or on behalf of the Company.

Risks related to our business

(1) Earnings from and principal of trust funds and insurance contracts could be reduced by changes in stock and bond prices and interest and dividend rates.

(2) Increased costs may have a negative impact on earnings and cash flows.

(3) Our ability to achieve our debt reduction targets and to service our debt in the future depends upon our ability to generate sufficient cash, which depends on many factors, some of which are beyond our control.

(4) We may experience declines in preneed sales due to numerous factors including changes made to contract terms and sales force compensation, or a weakening economy. Declines in preneed sales would reduce our backlog and revenue and could reduce our future market share.

(5) Increased preneed sales may have a negative impact on cash flow.

(6) Price competition could reduce market share or cause us to reduce prices to retain or recapture market share, either of which could reduce revenues and margins.

(7) Increased advertising or better marketing by competitors, or increased activity by competitors offering products or services over the Internet, could cause us to lose market share and revenues or cause us to incur increased costs in order to retain or recapture our market share.

(8)  Increases  in  interest  rates  would   increase   interest  costs  on  our
variable-rate long-term debt and could have a material adverse effect on our net income and earnings per share.

(9) Covenant restrictions under our revolving credit facility and senior notes limit our flexibility in operating our business.

(10) Our projections for 2003 and later years include adjustments to earnings and cash flow for estimated disposition activity. Several important factors, among others, may affect our ability to consummate dispositions, including our ability to identify buyers for the businesses and assets we expect to sell at acceptable prices.

(11) We expect to refinance the Company's revolving line of credit prior to its maturity in June 2004. The availability of such refinancing may not be on terms favorable to the Company.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 23
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

Risks related to the death care industry

(1) Declines in the number of deaths in our markets can cause a decrease in revenues. Changes in the number of deaths are not predictable from market to market or over the short term.

(2) The increasing number of cremations in the United States could cause revenues to decline because we could lose market share to firms specializing in cremations. In addition, basic cremations produce no revenues for cemetery operations and lesser funeral revenues and, in certain cases, lesser profit margins than traditional funerals.

(3) If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

(4) Because the funeral and cemetery businesses are high fixed-cost businesses, positive or negative changes in revenue can have a disproportionately large effect on cash flow and profits.

(5) Changes or increases in, or failure to comply with, regulations applicable to our business could increase costs or decrease cash flows.

Appendix: Disclosure of Non-GAAP Performance Measures

We report our financial results in accordance with generally accepted accounting principles ("GAAP"). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between results in historical periods and projected results in future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP. In addition, our presentation of non-GAAP performance measures may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment. We consider Free Cash Flow to be an important indicator of our ability to pay down our debt. Reconciliations of cash provided by operations to Free Cash Flow are provided for 2002 and estimates for the future periods in the preceding tables.

A reconciliation of cash provided by operations to Free Cash Flow for the periods 2000 and 2001 are as follows (in 000s):

                                              2000           2001
                                              ----           ----
            Cash Provided by
              Operations                    $ 16,926      $ 27,749

            Capital Expenditures             (10,547)       (5,046)
                                            --------      --------

            Free Cash Flow                  $  6,379      $ 22,703
                                            --------      --------

We define EBITDA as our pre-tax earnings (loss) plus interest expense, depreciation and amortization expenses. We have included EBITDA because it is widely used by analysts and investors for valuation purposes and because we use EBITDA to monitor and compare the financial performance of our businesses. EBITDA does not give effect to the cash we must use to service our debt, pay our income taxes or provide for capital expenditures. We have provided the ratio of our debt to EBITDA because the financial institutions that provide our debt monitor our reliance on debt by periodically measuring the ratio of our debt to EBITDA. Reconciliations of pre-tax income to EBITDA are provided for 2002 and estimates for the future periods in the preceding tables.

We define Capitalization as the sum of the carrying values (GAAP) of our debt, preferred securities and stockholders' equity. We have included Capitalization and the ratio of our total debt to capitalization because we measure our reliance on debt by monitoring the debt to capitalization ratio.

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 24
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.

                                    --------
Company & Investment Profile        CARRIAGE                           June 2003
                                    SERVICES
                                    --------

We define Enterprise Value as the sum of the carrying values (GAAP) of our debt and preferred securities and the estimated market value of our common stock. We have included Enterprise Value and the ratio of Enterprise Value to EBITDA because it is widely used by analysts and investors to measure the total capital capacity of companies for valuation purposes. Enterprise Value is not representative of the market or fair value of the Company's debt and equity. It differs with Capitalization by the difference between the market value of the Company's common stock and the total of the Company's stockholders' equity. Enterprise Value is calculated as of December 31, 2002 and estimates for future dates in the preceding tables.

In cases where we have presented earning (loss) or earnings (loss) per share for years 1997 to 1999, we have adjusted those results to conform with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 ("SAB 101") which substantially changed, among other things, the timing of when our cemetery revenues are recognized and was effective beginning January 1, 2000. The accounting guidance did not provide the ability to restate operating results prior to 2000 to show what the impact would have been had SAB 101 been in effect in the prior years. This presentation was provided so that management can monitor and compare operating results using consistent methods of accounting in all periods.

In cases where we have presented historical earnings (loss), certain of those periods have been adjusted to exclude special charges and other items. Management monitors and compares the operating results on this basis so that these particular items do not affect the comparability of its operating results. Analysts and investors find this to be a meaningful presentation to compare the operating results of our core operations. The adjusted results do not represent a better indicator of earnings (loss). A reconciliation of earnings (loss) in accordance with GAAP to earnings before special charges and other items is as follows (in 000s):

                                                         2000         2002
                                                      ---------      ---------
Net earnings (loss)                                   $(131,996)     $  20,278
Fresh Start restructuring charges, net of tax
  benefit of $8,275                                      93,975
Cumulative effect of change in accounting
  method (SAB 101), net of tax benefit of
  $20,755                                                38,993
Recognition of deferred tax valutaion
  allowances                                                           (12,800)
Asset writedowns, net of gains, net of tax
  benefit of $129                                                          206
                                                      ---------      ---------
Net earnings, as adjusted for SAB 101, before
special charges and other items                       $     972      $   7,684
                                                      ---------      ---------

================================================================================
Carriage Services         (C)2003 Carriage Services, Inc.                Page 25
                               All rights reserved

NYSE: CSV   Forward-looking  statements  contained herein are subject to certain risks and uncertainties as further described at the end of this Company & Investment Profile. Please refer to the Appendix on page
            24 that discusses and reconciles non-GAAP financial measures to GAAP financial measures.